UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 29, 2025

LAKESIDE HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

(Address of Principal Executive Offices and Zip Code)

(224) 446-9048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US$0.0001 per share	LSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On August 29, 2025, the Board of Directors (the “Board”) of Lakeside Holding Limited (the “Company”) accepted Mr. Lan Su’s resignation as the Chairman of the Board of Directors (the “Board”) and the Chief Operating Officer of the Company, effective immediately (the “Effective Date”). Mr. Su continues to serve as the general manager of Hupan Pharmaceutical (Hubei) Co., Ltd., a subsidiary of the Company. Mr. Su’s resignation from the Board is not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Officer and Director

On August 29, 2025, the Board elected Mr. Yang Li to serve as a director of the Board, beginning on the Effective Date. Mr. Yang Li will also serve as the Chief Operating Officer and the Chairman of the Board.

Mr. Yang Li, age 43, brings extensive leadership experience. Mr. Li served as Chief Executive Officer of Shanghai Nanchao Technology Inc. from 2014 to 2025, Managing Partner at Consensus Capital from 2017 to 2018, Chief Technology Officer of Dealuse Technology Inc. from 2010 to 2014, and began his career at TBA Digital Inc. from 2008 to 2010. Mr. Li holds a Bachelor of Arts in Computing Science from Simon Fraser University, and served as an Adjunct Lecturer at Fudan University’s Master of Science in Engineering program from 2016 to 2018.

Mr. Li’s compensation will be consistent with that of other named executive officers as previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 22, 2025. There is no arrangement or understanding between Mr. Li and any other person pursuant to which he was selected. The Company is not aware of any related-party transaction involving Mr. Li requiring disclosure under Item 404(a) of Regulation S-K,

Appointment of Director

On August 29, 2025, the Board elected Ms. Xiaoou Li to become a new independent director of the Board, effective immediately, to fill the vacancy created by Ms. Voung's resignation. In connection with the elections of Ms. Li and Mr. Li, the Board now consists of five members, composed of a majority of independent directors under the Nasdaq Marketplace Rules.

Ms. Xiaoou Li, age 39, brings more than nine years of experience in the financial industry. From 2015 to 2022, Ms. Li served as Account Manager of the Corporate Banking Department at China Citic Bank Corporation Ltd., focusing on corporate customer development, commercial financing product design, and other financing projects. Ms. Li earned a Master of Public Policy degree from the University of Bristol in 2013 and a Bachelor of Management in Land Resource Management from the Capital University of Economics and Business in 2010.

The Board has determined that Ms. Li is independent under the corporate governance requirements of Nasdaq, the Company’s Corporate Governance Principles, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10C-1 of the Exchange Act. The Board has also determined that Ms. Li qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act. Ms. Li will serve on the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.

Ms. Li’s compensation will be consistent with that of other non-employee directors as previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 22, 2025. There are no arrangements or understandings between Ms. Li and any other person pursuant to which Ms. Li was selected as a director and there are no related party transactions between the Company and Ms. Li that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2025

Lakeside Holding Limited

By:	/s/ Long Yi
Long Yi
Chief Financial Officer

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